UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☑                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COMPLETE GENOMICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

Complete genomics

Shareowner Services

P. O . Box 64945

St. Paul, MN 55164-0945

COMPANY #

COMPLETE GENOMICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 22, 2012

9:00 a.m. PDT

Complete Genomics, Inc.

2071 Stierlin Court

Mountain View, CA 94043

Directions to the Complete Genomics, Inc. Annual Meeting are available in the proxy statement which can be viewed at www.ematerials.com/gnom.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 22, 2012.

Notice is hereby given that the Annual Meeting of Stockholders of Complete Genomics, Inc. will be held at Complete Genomics, Inc., 2071 Stierlin Court, Mountain View, CA 94043 on Wednesday, June 22, 2012 at 9:00 a.m. PDT.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/gnom

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before 12 Calendar Days Before Meeting Date to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

1. The Election of a Director

2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012

The Board of Directors recommends that you vote “FOR” the nominee for director in Proposal 1 and “FOR” Proposal 2.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/gnom

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:0 0 p.m. (CT) on June 21, 2012.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www. ematerials.com/gnom. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “gnom Materials Request” in the subject line. The email must include:

• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

• If you choose email delivery you must include the email address.

• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.